EXHIBIT (4)

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE THEREOF. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TRUST COMPANY (THE “DEPOSITORY”) TO A NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS GLOBAL NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

REGISTERED No.: R-1	CUSIP No.: 59025F327	PRINCIPAL AMOUNT: 2,162,800 Units, $10 principal amount per Unit ($21,628,000 aggregate principal amount)

MERRILL LYNCH & CO., INC.

Medium-Term Notes, Series C

100% Principal Protected Allocator Notes

Linked to the Best Performing of Three Mixed Asset Class Baskets

due May 7, 2012 (the “Notes”)

ORIGINAL ISSUE DATE: November 7, 2008	MATURITY DATE: May 7, 2012	BASKETS: The Baskets are either a Conservative Investment Basket, Balanced Investment Basket, or Aggressive Investment Basket, each a “Basket,” and together the “Baskets”

BASKET COMPONENT INDICES:

The S&P 500® Index, the Dow Jones Euro STOXX 50SM Index and the Nikkei 225® Index (each an “Equity Component Index” and together the “Equity Component Indices”), The Dow Jones CBOT Treasury Index (the “Fixed Income Component Index”), and The Merrill Lynch Commodity index eXtra Agriculture Excess Return Index, the Merrill Lynch Commodity index eXtra Precious Metals Excess Return Index and the Merrill Lynch Commodity index eXtra Crude Oil Excess Return Index (each a “Commodity Component Index” and together the “Commodity Component Indices”). Each Equity Component Index, Fixed Income Component Index and Commodity Component Index is a “Basket Component Index,” and together, the “Basket Component Indices”.

INDEX PUBLISHERS:

With respect to the applicable Basket Component Index, STOXX Limited, Nikkei, Inc., Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., Chicago Board of Trade and Dow Jones & Company, Inc. (each an “Index Publisher” and, collectively, the “Index Publishers”)

COMMODITY INDEX PUBLISHER: Merrill Lynch, Pierce, Fenner & Smith Limited

COMMODITY INDEX MANAGER: Merrill Lynch Commodities, Inc.	STARTING VALUE: For each Basket, 100	ENDING VALUE: For each Basket, the value of such Basket as determined by the Calculation Agent on the Valuation Date

VALUATION DATE:

April 24, 2012. If the Valuation Date is not an Index Business Day, the Valuation Date shall be the next succeeding Index Business Day, provided, however, if the Ending Value for each Basket has not been determined by the second scheduled Index Business Day prior to the Maturity Date, then the Ending Value for each Basket shall be determined by the Calculation Agent in good faith and using its reasonable judgment.

	CALCULATION AGENT: Merrill Lynch, Pierce, Fenner & Smith Incorporated	DENOMINATIONS: Integral multiples of $10 principal amount (each, a “Unit”)

SPECIFIED CURRENCY: United States dollar

INDEX BUSINESS DAY:

A day on which (1) the New York Stock Exchange (the “NYSE”) and the Nasdaq Stock Market (the “Nasdaq”) (or any successor to the foregoing exchanges) are open for trading and (2) the Basket Component Indices or any successor indices are calculated and published.

OTHER PROVISIONS: None

Computation of the value of the Baskets

The Calculation Agent shall calculate the value of each Basket by summing the products of the closing values for each Basket Component Index on the Valuation Date and the Multiplier (as set forth below) applicable to each Basket Component Index within a Basket.

Conservative Investment Basket

With respect to the Conservative Investment Basket, for each Basket Component Index, the Multiplier shall be as follows:

	Basket Component Index	Multiplier
Equity Asset Class	Dow Jones EURO STOXX 50 Index S&P 500 Index Nikkei 225 Index	0.00257354 0.00688516 0.00077650

Fixed Income Asset Class	Dow Jones CBOT Treasury Index	0.49480455
Commodity Asset Class	Merrill Lynch Commodity index eXtra Agriculture Excess Return Index	0.04365488
	Merrill Lynch Commodity index eXtra Precious Metals Excess Return Index	0.03359913

Basket Component Index	Multiplier
Merrill Lynch Commodity index eXtra Crude Oil Excess Return Index	0.00350216

Balanced Investment Basket

With respect to the Balanced Investment Basket, for each Basket Component Index, the Multiplier shall be as follows:

	Basket Component Index	Multiplier
	Dow Jones EURO STOXX 50 Index	0.00514322
Equity Asset Class	S&P 500 Index	0.01377032
	Nikkei 225 Index	0.00155416

Fixed Income Asset Class	Dow Jones CBOT Treasury Index	0.31808864
	Merrill Lynch Commodity index eXtra Agriculture Excess Return Index	0.06535162
Commodity Asset Class	Merrill Lynch Commodity index eXtra Precious Metals Excess Return Index	0.05044915
	Merrill Lynch Commodity index eXtra Crude Oil Excess Return Index	0.00525849

Aggressive Investment Basket

With respect to the Aggressive Investment Basket, for each Basket Component Index, the Multiplier shall be as follows:

	Basket Component Index	Multiplier
	Dow Jones EURO STOXX 50 Index	0.00643192
Equity Asset Class	S&P 500 Index	0.01720774
	Nikkei 225 Index	0.00194241

Fixed Income Asset Class	Dow Jones CBOT Treasury Index	0.21205909
Commodity Asset Class	Merrill Lynch Commodity index eXtra Agriculture Excess Return Index	0.08717906
	Merrill Lynch Commodity index eXtra Precious Metals Excess Return Index	0.06729916
	Merrill Lynch Commodity index eXtra Crude Oil Excess Return Index	0.00700431

Merrill Lynch & Co., Inc., a Delaware corporation (hereinafter referred to as the “Company”, which term includes any successor corporation under the Indenture herein referred to), for value received, hereby promises to pay to CEDE & CO., or its registered assigns, the payment described below on the Maturity Date.

Payment or delivery of the amount due on this Global Note and any interest on any overdue amount thereof with respect to this Global Note shall be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

All determinations made by the Calculation Agent, absent a determination of manifest error, shall be conclusive for all purposes and binding on the Company and the holders and beneficial owners of the Notes.

Payment on the Maturity Date

On the Maturity Date, a Holder shall receive a cash payment per Unit equal to the Redemption Amount per Unit, as provided below. There shall be no other payment of interest, periodic or otherwise, on the Notes prior to the Maturity Date.

The “Redemption Amount” with respect to each Unit shall be determined by the Calculation Agent based on the direction of and the percentage change in the value of the Best Performing Basket and shall equal:

(i)    If the Ending Value of the Best Performing Basket is greater than its Starting Value, the $10 principal amount per Unit, plus a supplemental redemption amount per Unit equal to:

$10 × Basket Return (as defined below).

(ii)    If the Ending Value of the Best Performing Basket is equal to or less than the Starting Value, the $10 principal amount per Unit.

The “Best Performing Basket” is the Basket with the greatest Basket Return of the Baskets.

The “Basket Return” for each Basket shall equal:

(	Ending Value – Starting Value	)
Starting Value

Market Disruption Events

Ending Value Calculation

If a Market Disruption Event (as defined below) with respect to a Basket Component Index occurs on the Valuation Date:

(A)	the values of the unaffected Basket Component Indices shall be determined on the Valuation Date;

(B)	the Valuation Date for any Equity Component Index or the Fixed Income Component Index affected by a Market Disruption Event shall be the next succeeding Index Business

Day on which no Market Disruption Event with respect to such affected Basket Component Index has occurred, provided that if the value of any Equity Component Index or Fixed Income Component Index has not been determined by the second scheduled Index Business Day prior to the Maturity Date, then the value of such affected Basket Component Index shall be determined by the Calculation Agent in good faith and using its reasonable judgment;

(C)	with respect to any affected Commodity Component Index, the value of such affected Commodity Component Index shall be determined by the Calculation Agent pursuant to the “Market Disruption Calculation” set forth below under “—Commodity Component Indices”.

Equity Component Indices

With respect to any Equity Component Index, “Market Disruption Event” means either of the following events as determined by the Calculation Agent in its sole discretion:

(A)	the suspension of or material limitation on trading, in each case, for more than two hours of trading, or during the one-half hour period preceding the close of trading, on the primary exchange where component stocks of any Equity Component Index trade as determined by the Calculation Agent (without taking into account any extended or after-hours trading session), in 20% or more of the stocks which then comprise such Equity Component Index or any Successor Index; or

(B)	the suspension of or material limitation on trading, in each case, for more than two hours of trading, or during the one-half hour period preceding the close of trading, on the primary exchange that trades options contracts or futures contracts related to any Equity Component Index as determined by the Calculation Agent (without taking into account any extended or after-hours trading session), whether by reason of movements in price otherwise exceeding levels permitted by the relevant exchange or otherwise, in options contracts or futures contracts related to such Equity Component Index, or any Successor Index.

For the purpose of determining whether a Market Disruption Event with respect to an Equity Component Index has occurred:

(1)	a limitation on the hours in a trading day and/or number of days of trading shall not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange;

(2)	a decision to permanently discontinue trading in the relevant futures or options contracts related to an Equity Component Index, or any Successor Index, shall not constitute a Market Disruption Event;

(3)	a suspension in trading in a futures or options contract on an Equity Component Index, or any Successor Index, by a major securities market by reason of (a) a price change violating limits set by that securities market, (b) an imbalance of orders relating to those contracts or (c) a disparity in bid and ask quotes relating to those contracts shall constitute a suspension of or material limitation on trading in futures or options contracts related to such Equity Component Index;

(4)	a suspension of or material limitation on trading on the relevant exchange shall not include any time when that exchange is closed for trading under ordinary circumstances; and,

(5)	for the purpose of clauses (A) and (B) above, any limitations on trading during significant market fluctuations under NYSE Rule 80B, or any applicable rule or regulation enacted or promulgated by the NYSE or any other self regulatory organization or the Securities and Exchange Commission of similar scope as determined by the Calculation Agent, shall be considered “material”.

Fixed Income Component Index

With respect to the Fixed Income Component Index, “Market Disruption Event” means either of the following events as determined by the Calculation Agent:

(A)	the suspension of or material limitation on trading for more than two hours of trading, or during the one-half hour period preceding the close of trading, on the applicable exchange (without taking into account any extended or after-hours trading session), in any of the Chicago Board of Trade (or any successor) (“CBOT”) U.S. Treasury bond, 10-year Treasury note or 5-year Treasury note futures contracts; or

(B)	the suspension of or material limitation on trading, in each case, for more than two hours of trading, or during the one-half hour period preceding the close of trading, on the applicable exchange (without taking into account any extended or after-hours trading session), whether by reason of movements in price otherwise exceeding levels permitted by the relevant exchange or otherwise, in option contracts related to any of the CBOT U.S. Treasury bond, 10-year Treasury note or 5-year Treasury note futures contracts.

For purposes of determining whether a Market Disruption Event with respect to the Fixed Income Component Index has occurred:

(1)	a limitation on the hours in a trading day and/or number of days of trading shall not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the applicable exchange;

(2)	a suspension in trading in a futures or option contract on any of the CBOT U.S. Treasury bond, 10-year Treasury note or 5-year Treasury note reflected in the Fixed Income Component Index or any Successor Index, by a major market by reason of (a) a price change violating limits set by that market, (b) an imbalance of orders relating to those contracts or (c) a disparity in bid and ask quotes relating to those contracts shall constitute a suspension of or material limitation on trading in futures or option contracts related to that index; and

(3)	a suspension of or material limitation on trading on the applicable exchange shall not include any time when that exchange is closed for trading under ordinary circumstances.

Commodity Component Indices

With respect to the Commodity Component Indices, “Market Disruption Event” means one or more of the following events as determined by the Calculation Agent in its sole discretion:

(1)	a material limitation, suspension, or disruption of trading in one or more of the futures contracts on physical commodities underlying the Commodity Component Indices (each a “Commodity Component” and together, the “Commodity Components”) which results in a failure by the exchange on which each applicable Commodity Component is traded to report an exchange published settlement price for such contract on the day on which such event occurs or any succeeding day on which it continues;

(2)	the exchange published settlement price for any Commodity Component is a “limit price”, which means that the exchange published settlement price for such contract for a day has increased or decreased from the previous day’s exchange published settlement price by the maximum amount permitted under applicable exchange rules;

(3)	failure by the applicable exchange or other price source to announce or publish the exchange published settlement price for any Commodity Component;

(4)	a suspension of trading in one or more Commodity Components, for which the trading does not resume at least ten (10) minutes prior to the scheduled or rescheduled closing time; or

(5)	any other event, if the Calculation Agent determines in its sole discretion that the event materially interferes with the ability of the Company or any of its affiliates to unwind all or a material potential of a hedge with respect to the Notes that the Company or its affiliates have effected or could have effected.

In the event a Market Disruption Event with respect to any Commodity Component Index has occurred on the Valuation Date, the value of such disrupted Commodity Component Index shall be determined by the Calculation Agent pursuant to the following “Market Disruption Calculation”:

(1)	with respect to each Commodity Component which is not affected by the Market Disruption Event, the value of the Commodity Component Index which includes such disrupted Commodity Component shall be based on the exchange published settlement price on the Valuation Date;

(2)	with respect to each Commodity Component which is affected by the Market Disruption Event, the value of the Commodity Component Index which includes such disrupted Commodity Component shall be based on the exchange published settlement price of each such contract on the first day following the Valuation Date on which no Market Disruption Event occurs with respect to such contract. In the event that a Market Disruption Event occurs with respect to any contract included in any Commodity Component Index on the Valuation Date and on each day to and including the second scheduled Index Business Day prior to maturity, the price of such contract used to determine the value of such Commodity Component Index shall be estimated by the Calculation Agent in its sole discretion and in a manner which the Calculation Agent considers commercially reasonable under the circumstances; and

(3)	the Calculation Agent shall determine the value of a Commodity Component Index by reference to the exchange published settlement prices or other prices determined in clauses (1) and (2), above, using the then current method for calculating such Commodity Component Index. The exchange on which a futures contract included in a Commodity Component Index is traded for purposes of the foregoing definition means the exchange used to value such futures contract for the calculation of such Commodity Component.

Adjustments to a Basket Component Index

If at any time an Index Publisher makes a material change in the formula for or the method of calculating a Basket Component Index or in any other way materially modifies that Basket Component Index so that the Basket Component Index does not, in the opinion of the Calculation Agent, fairly represent the level of the Basket Component Index had those changes or modifications not been made, then, from and after that time, the Calculation Agent shall, at the close of business in New York, New York, on each date that the closing value of the Basket Component Index is to be calculated, make any adjustments as, in the good faith judgment of the Calculation Agent, may be necessary in order to arrive at a calculation of a level of a stock index, in the case of the Equity Component Indices, of a level of treasury notes and treasury bonds futures index, in the case of the Fixed Income Index, or of a level of a commodity futures index, in the case of the Commodity Component Indices, comparable to such specific Basket Component Index as if those changes or modifications had not been made, and calculate the closing level with reference to the Basket Component Index, as so adjusted.

Discontinuance of a Basket Component Index

If an Index Publisher, the Commodity Index Manager or the Commodity Index Publisher discontinues publication of a Basket Component Index and such Index Publisher, Commodity Index Manager or Commodity Index Publisher or another entity publishes a successor or substitute index that the Calculation Agent determines, in its sole discretion, to be comparable to that Basket Component Index (each a “Successor Index”), then, upon the Calculation Agent’s notification of that determination to the Trustee (as defined below) and the Company, the Calculation Agent shall substitute the Successor Index as calculated by the relevant Index Publisher or any other entity and calculate the Ending Value as described above under “—Payment on the Maturity Date”. Upon any selection by the Calculation Agent of a Successor Index, ML&Co. shall cause notice to be given to holders of the Notes.

In the event that an Index Publisher, the Commodity Index Manager or the Commodity Index Publisher discontinues publication of a Basket Component Index and:

•	the Calculation Agent does not select a Successor Index; or

•	the Successor Index is not published on the Valuation Date,

the Calculation Agent shall compute a substitute level for the Basket Component Index in accordance with the procedures last used to calculate the Basket Component Index before any discontinuance. If a Successor Index is selected or the Calculation Agent calculates a level as a substitute for a Basket Component Index as described below, the Successor Index or level shall be used as a substitute for that Basket Component Index for all purposes, including the purpose of determining whether a Market Disruption Event exists.

If an Index Publisher, the Commodity Index Manager or the Commodity Index Publisher discontinues publication of a Basket Component Index before the Valuation Date and the Calculation Agent determines that no Successor Index is available at that time, then on each Business Day (as defined below) until the earlier to occur of:

•	the determination of the Ending Value; and

•	a determination by the Calculation Agent that a Successor Index is available,

the Calculation Agent shall determine the value that would be used in computing the Redemption Amount as described in the preceding paragraph as if that day were the Valuation Date. The Calculation Agent shall cause notice of each value to be published not less often than once each month in The Wall Street Journal or another newspaper of general circulation and arrange for information with respect to these values to be made available by telephone.

A “Business Day” is any day on which (i) the Basket Component Indices or any successor indices, if any, that have not been discontinued, are calculated and published and (ii) with respect to any Basket Component Index, or any Successor Index, which has been discontinued, a day on which the applicable exchanges listing the stocks of companies, exchanges quoting treasury notes and treasury bonds futures contracts or exchanges quoting the commodities futures contracts, as applicable to the

Basket Component Index, used to calculate a substitute level for a Basket Component Index following a discontinuance, as discussed above, are open for trading.

Notwithstanding these alternative arrangements, discontinuance of the publication of a Basket Component Index may adversely affect trading in the Notes.

General

All percentages resulting from any calculation on the Notes shall be rounded to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards. For example, 9.876545% (or .09876545) would be rounded to 9.87655% (or .0987655). All dollar amounts used in or resulting from any calculation shall be rounded to the nearest cent with one-half cent being rounded upward.

This Global Note is one of a duly authorized issue of the Company’s Medium-Term Notes, Series C, and designated as 100% Principal Protected Allocator Notes Linked to the Best Performing of Three Mixed Asset Class Baskets due May 7, 2012 which are due on the Maturity Date. The Notes are issued and to be issued under an indenture dated as of April 1, 1983, as amended and restated (the “Indenture”), between the Company and The Bank of New York Mellon (herein called the “Trustee”, which term includes any successor Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights thereunder of the Company, the Trustee and the Holders of the Notes and the terms upon which the Notes are to be authenticated and delivered.

Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee with respect to the Notes under the Indenture, or its successor thereunder, by the manual signature of one of its authorized officers, this Global Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

The Notes are issuable only in registered form without coupons in the Denominations specified above. As provided in the Indenture and subject to certain limitations therein set forth, this Global Note is exchangeable for certificates representing notes of like tenor and of an equal Principal Amount as requested by the Holder surrendering the same. If (x) the Depository is at any time unwilling or unable to continue as depository and a successor depository is not appointed by the Company within 60 days, (y) the Company executes and delivers to the Trustee a Company Order to the effect that this Global Note shall be exchangeable or (z) an Event of Default has occurred and is continuing with respect to this Global Note, this Global Note shall be exchangeable for certificates representing the Notes in definitive form of like tenor and of an equal Principal Amount, in authorized denominations. Such definitive Notes shall be registered in such name or names as the Depository shall instruct the Trustee. If definitive Notes are so delivered, the Company may make such changes to the form of this Global Note as are necessary or appropriate to allow for the issuance of such definitive Notes.

In case an Event of Default with respect to this Global Note has occurred and is continuing, the amount payable to a Holder of this Global Note upon any acceleration permitted by the Notes, with respect to each Unit of this Global Note, shall be equal to the Redemption Amount per Unit of this Global Note, as specified above, calculated as though the date of acceleration were the Maturity Date.

In case of default in payment of this Global Note, whether on the Maturity Date, or upon acceleration, from and after such date this Global Note shall bear interest, payable upon demand of the

Holders thereof, at the Default Rate, to the extent that payment of interest shall be legally enforceable, on the unpaid amount due and payable on such date in accordance with the terms of this Global Note to the date payment of such amount has been made or duly provided for.

“Federal Funds Rate” means:

(1)	the rate with respect to a particular interest determination date displayed on Reuters or any successor service on page FEDFUNDS1 under the heading “EFFECT” or any other page as may replace page FEDFUNDS1 on that service (“Reuters Page FEDFUNDS1”), or

(2)	if the rate referred to in clause (1) does not appear on Reuters Page FEDFUNDS1 or is not published by 3:00 P.M., New York City time, on the related calculation date, the rate with respect to a particular interest determination date for United States dollar federal funds as published in H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption “Federal Funds (Effective)”, or

(3)	if the rate referred to in clause (2) is not published by 3:00 P.M., New York City time, on the related calculation date, the rate with respect to a particular interest determination date calculated by the Calculation Agent as the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of United States dollar federal funds transactions in The City of New York, which may include the agent or its affiliates, selected by the Calculation Agent prior to 9:00 A.M., New York City time, on the Business Day following that interest determination date, or

(4)	if the brokers selected by the Calculation Agent are not quoting as mentioned in clause (3), the Federal Funds Rate for the Business Day preceding the particular interest determination date.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than 66 2/3% in aggregate principal amount of the Securities at the time Outstanding of each series affected thereby. Holders of specified percentages in aggregate principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of each series, are permitted to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Global Note shall be conclusive and binding upon such Holder and upon all future Holders of this Global Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Global Note.

No reference herein to the Indenture and no provision of this Global Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay with respect to each Unit hereof the cash payment with respect to each Unit of this Global Note, as specified above and interest on this Global Note, if any, at the time, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations set forth therein and on the face hereof, the transfer of this Global Note may be registered on the Security Register of the Company, upon surrender of this Global Note for registration of transfer at the office or agency of the Company in the Borough of Manhattan, The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company duly executed by, the Holder hereof or by his attorney duly authorized in writing, and thereupon one or more new certificates representing the Notes of authorized denominations, of like tenor and for the same Principal Amount shall be issued to the designated transferee or transferees.

Prior to due presentment of this Global Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Global Note is registered as the owner hereof for all purposes, whether or not this Global Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Company and each Holder or beneficial owner (by acceptance hereof) hereby agree to characterize and treat this Global Note for all tax purposes as a debt instrument that is subject to U.S. Treasury Regulation Section 1.1275-4(b) governing contingent payment debt instruments, and, where required, the Company shall file information returns with the Internal Revenue Service in accordance with this characterization and tax treatment, in the absence of any change or clarification in the law, by regulation or otherwise, requiring a different characterization or tax treatment of the Notes.

The Indenture and this Global Note shall be governed by and construed in accordance with the laws of the State of New York.

All terms used in this Global Note which are defined in the Indenture but not in this Global Note shall have the meanings assigned to them in the Indenture.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated: November 7, 2008

CERTIFICATE OF AUTHENTICATION This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.	Merrill Lynch & Co., Inc.

[Copy of Seal]

The Bank of New York Mellon, as Trustee	By:
Assistant Treasurer

By:	Attest:
Authorized Officer		Secretary

ASSIGNMENT/TRANSFER FORM

FOR VALUE RECEIVED the undersigned registered Holder hereby sell(s), assign(s) and transfer(s) unto (insert Taxpayer Identification No.)  ________________________________________________________________________________________

________________________________________________________________________________________________________

(Please print or typewrite name and address including postal zip code of assignee)

________________________________________________________________________________________________________

the within Note and all rights thereunder, hereby irrevocably constituting and appointing                                                                     attorney to transfer said Note on the books of the Company with full power of substitution in the premises.

Date:
NOTICE: The signature of the registered Holder to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatsoever.